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                                                                     Exhibit 3.6
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ARTICLES OF INCORPORATION
Form 200   Revised July 1, 2002
Filing fee: $50.00
Deliver to:  Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO  80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us        ABOVE SPACE FOR OFFICE USE ONLY
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Pursuant to ss. 7-102-102, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of
Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.  The entity name of the corporation is:_________________________________________________________________________
___________________________________________________________________________________________________________________
         The entity name of a corporation must contain the term "corporation", "incorporated", "company", or
         "limited", or an abbreviation of any of these terms ss.7-90-601(3)(a), C.R.S.

2. The corporation is authorized to issue: (number) ____________ shares of (class)__________________________
                                           (number) ____________ shares of (class)__________________________

If more classes are authorized, include attachment indicating class(es) and number of shares in each class.

3. The street address of the corporation's initial registered office and the name of its initial registered agent at that office are: Street Address (must be a street or other physical address in Colorado)

___________________________________________________________________________________________________________________

If mail is undeliverable to this address, ALSO include a post office box address:__________________________________

__________________________________________; Registered Agent Name: ________________________________________________

4. The address of the corporation's initial principal office is:___________________________________________________

5. The name and address of the incorporator is:
       Name _______________________________________________________________________________________________________
       Address ____________________________________________________________________________________________________

6.  If applicable, these articles are to have a delayed effective date of _________________________________________
                                                                                    (not to exceed 90 days)

7. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: _________________________________________________________________________________________
___________________________________________________________________________________________________________________

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail ______________________________
_______________________________________________ Web site __________________________________________________________
The Colorado Secretary of State may contact the following authorized person regarding this document:
name ________________________________________ address _____________________________________________________________
voice _____________________________ fax ______________________________ e-mail _____________________________________

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user's attorney.
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